                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 AIM STOCK FUNDS

                WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST of AIM Stock Funds, dated July 29, 2003, is hereby amended and restated effective as of September 14, 2005, among Bob R. Baker, Frank S. Bayley, James T. Bunch, Bruce
L. Crockett, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Gerald J. Lewis, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley, Larry Soll and Mark H. Williamson, as the Trustees, and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

                NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders as herein set forth below.

                                   ARTICLE I
               NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

        Section 1.1 Name. The name of the statutory trust continued hereby is AIM Stock Funds, and the Trustees may transact the Trust's affairs in that name. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Act.

        Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

        (a) "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. The term "Commission" shall have the meaning given it in the 1940 Act;

        (b) "Agreement" means this Amended and Restated Agreement and Declaration of Trust, as it may be amended or amended and restated from time to time;

        (c)     "allocable" has the meaning specified in Section 2.5(d);

        (d)     "allocated" has the meaning specified in Section 2.5(d);

        (e) "Bylaws" means the Bylaws referred to in Section 4.1(e), as from time to time amended;

        (f) "Class" means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Section 2.3(b);

        (g) "Class Expenses" means expenses incurred by a particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each

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                case pursuant to a plan adopted by the Trust pursuant to Rule
                18f-3 under the 1940 Act, as such plan or Rule may be amended from time to time;

        (h) "Covered Person" means a person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director, trustee, partner, officer, employee or agent of a corporation, trust, partnership, joint venture or other enterprise;

        (i) The "Delaware Act" refers to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq., as such Act may be amended from time to time;

        (j) "fund complex" has the meaning specified in Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time;

        (k) "Governing Instrument" means collectively this Agreement, the Bylaws, all amendments to this Agreement and the Bylaws, all written committee and sub-committee charters adopted by the Trustees, and every resolution of the Trustees or any committee or sub-committee of the Trustees that by its terms is incorporated by reference into this Agreement or stated to constitute part of the Trust's Governing Instrument or that is incorporated herein by Section 2.3 of this Agreement;

        (l) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable;

        (m) "Majority Trustee Vote" means the vote of a majority of the Trustees;

        (n)     "New Class A Shares" has the meaning specified in Section
                2.6(c);

        (o)     "New Class B Shares" has the meaning specified in Section
                2.6(c);

        (p) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder;

        (q) "Outstanding Shares" means Shares shown on the books of the Trust or any Portfolio or the Trust's transfer agent as then issued and outstanding, and includes Shares of one Portfolio that the Trust has purchased on behalf of another Portfolio, but excludes Shares of a Portfolio that the Trust has redeemed or repurchased;

        (r) "Portfolio" means a series of Shares of the Trust within the meaning of Section 3804(a) of the Delaware Act, established in accordance with the provisions of Section 2.3(a);

        (s)     "Proportionate Interest" has the meaning specified in Section
                2.5(d);

        (t)     "Purchasing Portfolio" has the meaning specified in Section
                2.10;

        (u)     "Schedule A" has the meaning specified in Section 2.3(a);

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        (v)     "Selling Portfolio" has the meaning specified in Section 2.10;

        (w) "Shareholder" means a record owner of Outstanding Shares of the Trust;

        (x) "Shares" means, as to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio or such Class thereof shall be divided and may include fractions of Shares in 1/1000th of a Share or integral multiples thereof as well as whole Shares;

        (y) The "Trust" means AIM Stock Funds, the Delaware statutory trust continued hereby, and reference to the Trust, when applicable to one or more Portfolios, shall refer to each such Portfolio;

        (z) The "Trustees" means the Persons who have signed this Agreement as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4, or elected as Trustee by the Shareholders, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and

        (aa) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or by the Trustees on behalf of the Trust or any Portfolio.

        Section 1.3 Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

        Section 1.4 Certificate of Trust. The Trust's Certificate of Trust has been filed in the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                                   ARTICLE II
                               BENEFICIAL INTEREST

        Section 2.1     Shares of Beneficial Interest. The Trust is authorized
(A) to issue one or more series of beneficial interests within the meaning of
Section 3804(a) of the Delaware Act, which shall constitute the Trust's Portfolio(s), and (B) to divide the shares of any Portfolio into one or more separate and distinct Classes. The beneficial interests of the Trust shall be divided into an unlimited number of Shares, with par value of $0.01 per Share. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

        Section 2.2 Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and

                                        3

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businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

        Section 2.3     Establishment of Portfolios and Classes.

        (a) The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The Trustees hereby establish and designate the Portfolios listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Portfolio shall be established by the adoption of one or more resolutions by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution and may be amended by a further resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the execution of an amendment either to this Agreement or to Schedule A hereto establishing and designating such additional Portfolio or Portfolios. The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees in any amendment or modification to the Trust's Governing Instrument. The Trust shall maintain separate and distinct records of each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of Class Expenses and other expenses separately allocated to Classes thereof (if any Classes have been established) as permitted herein.

        (b) The Trustees may establish one or more Classes of Shares of any Portfolio, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent a Proportionate Interest (as defined in Section 2.5(d)) in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (1) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class, (2) other expenses, costs, charges, and reserves allocated to a Class in accordance with Section 2.5(e) may be borne solely by that Class, provided that the allocation of such other expenses, costs, charges, and reserves is not specifically required to be set forth in a plan adopted by the Trust pursuant to Rule 18f-3 under the Act, (3) dividends declared and payable to a Class pursuant to Section 7.1 shall reflect the items separately allocated thereto pursuant to the preceding clauses, (4) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (5) subject to Section 2.6(c), each Class may have exclusive voting rights with respect to matters affecting only that Class. The Trustees hereby establish for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of one or more resolutions by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Governing

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


                Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the execution of an amendment to this Agreement establishing and designating such additional Class or Classes.

        Section 2.4 Actions Affecting Portfolios and Classes. Subject to the right of Shareholders, if any, to vote pursuant to Section 6.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix or change such preferences, voting powers, rights, and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number; to classify or reclassify or convert any issued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any Shares. At any time that there are no Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.

        Section 2.5 Relative Rights and Preferences. Unless the establishing resolution or any other resolution adopted pursuant to Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

        (a) Except as set forth in paragraph (e) of this Section 2.5, each Share of a Portfolio, regardless of Class, shall represent an equal pro rata interest in the assets belonging to such Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Share of such Portfolio.

        (b) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

        (c) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios in such manner as the Trustees, in their sole

                                        5

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                discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios thereof for all purposes, and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto shall be assets belonging to that Portfolio.

        (d) Each Class of a Portfolio shall have a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs, and reserves "allocable" or "allocated" to a particular Class of a Portfolio shall mean the aggregate amount of such item(s) of the Portfolio multiplied by the Class's Proportionate Interest.

        (e) A particular Portfolio shall be charged with the liabilities of that Portfolio, and all expenses, costs, charges and reserves attributable to any particular Portfolio shall be borne by such Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges, and/or reserves of a Portfolio to fewer than all the Classes thereof. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred. Any general liabilities, expenses, costs, charges or reserves of the Trust (or any Portfolio) that are not readily identifiable as chargeable to or bearable by any particular Portfolio (or any particular Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Section 2.5(e), (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or assets belonging to any other Portfolio, and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally that have not been allocated to a specified Portfolio, or with respect to any other Portfolio, shall be enforceable against the assets of such specified Portfolio. Notice of this contractual limitation on inter-Portfolio liabilities is set forth in the Trust's Certificate of Trust described in Section 1.4, and, accordingly, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Portfolio.

        (f) Except as provided for in Section 2.10, shares redeemed or repurchased by a Portfolio or the Trust shall be deemed to be canceled.

        (g) The Trust may issue Shares in fractional denominations of 1/1000th of a Share or integral multiples thereof to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares of the same Portfolio (or Class), including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the

                                        6

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                Trust or any Portfolio, but excluding the right to receive a certificate representing fractional Shares.

                All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.

        Section 2.6 Additional Rights and Preferences of Class B Shares. In addition to the relative rights and preferences set forth in Section 2.5 and all other provisions of this Agreement relating to Shares of the Trust generally, any Class of any Portfolio designated as Class B Shares shall have the following rights and preferences:

        (a) Subject to the provisions of paragraph (c) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares at the end of the month which is eight (8) years after the date on which a Shareholder's order to purchase such shares was accepted.

        (b) Subject to the provisions of paragraph (c) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the rights and preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

        (c) If (1) the Class A Shareholders of a Portfolio approve any increase in expenses allocated to the Class A Shares of that Portfolio in connection with (A) a Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act, (B) a non-Rule 12b-1 shareholder services plan or (C) any other plan or arrangement whereby Classes of that Portfolio pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, then
                (2) the Class B Shares of that Portfolio will stop converting to the Class A Shares unless the Class B Shareholders of that Portfolio, voting separately, approve the increase in expenses. The Trustees shall have sole discretion in determining whether such increase in expenses is submitted to a vote of the Class B Shareholders. Should such increase in expenses not be submitted to a vote of the Class B Shareholders or, if submitted, should the Class B Shareholders fail to approve such increase in expenses, the Trustees shall take such action as is necessary to: (1) create a new class of that Portfolio (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares of that Portfolio as they existed prior to the implementation of the increase in expenses; and (2) ensure that the existing Class B Shares of that Portfolio will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Class B Shares of that Portfolio for a new class of that Portfolio

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                (the "New Class B Shares"), identical in all material respects to the Class B Shares of that Portfolio except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation.

        Section 2.6A Additional Rights and Preferences of Class K Shares. In addition to the relative rights and preferences set forth in Section 2.5 and all other provisions of this Agreement relating to Shares of the Trust generally, any Class of any Portfolio designated as Class K Shares shall have the following rights and preferences:

        (a)     Conversion of Class K Shares. At the Effective Time described in
                Section 2.6A(d) below, all of the issued and outstanding Class K Shares of any Portfolio of the Trust offering Class K Shares shall convert to Class A Shares of the applicable Portfolio based upon their respective net asset values, and thereafter shall have the attributes of Class A Shares of the applicable Portfolio. All issued and outstanding Class K Shares shall thereafter be deemed to be cancelled. The stock transfer books for Class K Shares of a Portfolio will be closed at the Effective Time and only requests for redemption of Class K Shares of a Portfolio received in proper form prior to the close of trading on the New York Stock Exchange on the date of the Effective Time shall be accepted. Thereafter, redemption requests received by a Portfolio for its Class K Shares shall be deemed to be a redemption requests for Class A Shares into which Class K Shares were converted.

        (b) Attribution of Assets and Liabilities. At the Effective Time described in Section 2.6A(d) below, the proportionate undivided interest in the net assets of a Portfolio attributable to its Class K Shares shall become a part of the proportionate undivided interest in the net assets of the Portfolio attributable to its Class A Shares, and the expenses, costs, charges and reserves allocated to the Class K Shares of a Portfolio immediately prior to the Effective Time shall become expenses, costs, charges and reserves of Class A Shares of such Portfolio. The Portfolio shall instruct its transfer agent to reflect in the transfer agent's records the attribution of the Class K Shares in the manner described above.

        (c) Shareholder Accounts. At the Effective Time described in Section 2.6A(d) below, each shareholder of record of Class K Shares of a Portfolio will receive that number of Class A Shares of such Potfolio having an aggregate net asset value equal to the net asset value of the Class K Shares of such Portfolio held by such shareholder immediately prior to the Effective Time. Each Portfolio will establish an open account on its records in the name of each Class K shareholder to which will be credited the respective number of Class A Shares of such Portfolio due to such shareholder. Fractional Class K Shares will be carried to the third decimal place. Certificates representing Class A Shares will not be issued. The net asset value of the Class A Shares and Class K Shares will be determined at the Effective Time in accordance with the policies and procedures of the applicable Portfolio as set forth in its registration statement.

        (d) The conversion of Class K Shares into Class A Shares shall occur October 21, 2005 at 5:00 p.m. Eastern time, or such later date and time as the officers of the Trust shall determine (the "Effective Time").

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        (e)     If, prior to the Effective Time, (1) the Class A Shareholders of a Portfolio approve any increase in expenses allocated to the Class A Shares of that Portfolio in connection with (A) a Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act, (B) a non-Rule 12b-1 shareholder services plan or (C) any other plan or arrangement whereby Classes of that Portfolio pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, then (2) the Class K Shares of that Portfolio will not convert to the Class A Shares unless the Class K Shareholders of that Portfolio, voting separately, approve the increase in expenses. The Trustees shall have sole discretion in determining whether such increase in expenses is submitted to a vote of the Class K Shareholders. Should such increase in expenses not be submitted to a vote of the Class K Shareholders or, if submitted, should the Class K Shareholders fail to approve such increase in expenses, the Trustees shall take such action as is necessary to: (1) create a new class of that Portfolio (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares of that Portfolio as they existed prior to the implementation of the increase in expenses; and (2) ensure that the existing Class K Shares of that Portfolio will be exchanged or converted into New Class A Shares no later than Effective Time. It deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Class K Shares of that Portfolio for a new class of that Portfolio (the "New Class K Shares"), identical in all material respects to the Class K Shares of that Portfolio except that the New Class K Shares will convert into the New Class A Shares at the Effective Time. Such exchanges or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation.

        Section 2.7 Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be recorded in the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the Shareholder shall select.

        Section 2.8 Personal Liability of Shareholders. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust or

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otherwise limit any benefits set forth in the Delaware Act that may be applicable to such Persons).

        Section 2.9 Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under the Governing Instrument.

        Section 2.10 Purchases of Shares Among Portfolios. The Trust may purchase, on behalf of any Portfolio (the "Purchasing Portfolio"), Shares of another Portfolio (the "Selling Portfolio") or any Class thereof. Shares of the Selling Portfolio so purchased on behalf of the Purchasing Portfolio shall be Outstanding Shares, and shall have all preferences, voting powers, rights and privileges established for such Shares.

                                   ARTICLE III
                                  THE TRUSTEES

        Section 3.1 Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

                The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

        Section 3.2 Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than sixteen (16). The Trustees as of the date hereof are those first identified above.

        Section 3.3 Terms of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that (A) any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (B) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (C) any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; (D) a Trustee may be removed at any meeting of the Shareholders by a vote of the Shareholders owning at least two-thirds of the Outstanding Shares; and (E) a Trustee shall be retired in accordance with the terms of any retirement policy adopted by the Trustees and in effect from time to time.

        Section 3.4 Vacancies and Appointment of Trustees. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the determination of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two (2) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

                An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 or elected by the Shareholders shall have accepted the Trust and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

        Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

        Section 3.6 Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.

        Section 3.7 Ownership of Assets of the Trust. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Portfolio, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in assets belonging to the Portfolio (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.

                                   ARTICLE IV
                             POWERS OF THE TRUSTEES

        Section 4.1 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

        (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

        (b) To operate as, and to carry on the business of, an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;

        (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

        (d) To provide for the distribution of Shares either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

        (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;

        (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

        (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

        (h) To retain one or more transfer agents and shareholder servicing agents;

        (i) To set record dates in the manner provided herein or in the Bylaws;

        (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

        (k) To sell or exchange any or all of the assets of the Trust, subject to the right of Shareholders, if any, to vote on such transaction pursuant to Section 6.1;

        (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

        (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

        (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or of a Portfolio or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

        (o) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Portfolios having relative rights, powers and duties as they may provide consistent with this Agreement and applicable law;

        (p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

        (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

        (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

        (s) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

        (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolios or Classes, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;

        (u) To redeem or repurchase Shares as provided for in this Agreement, upon such terms and conditions as the Trustees shall establish;

        (v) To establish one or more committees or sub-committees, to delegate any of the powers of the Trustees to said committees or sub-committees and to adopt a written charter for one or more of such committees or sub-committees governing its membership, duties and operations and any other characteristics as the Trustees may deem proper, each of which committees and sub-committees may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees, the Trust and the Portfolios, as if the acts of such committee or sub-committee were the acts of all the Trustees then in office;

        (w) To interpret the investment policies, practices or limitations of any Portfolios;

        (x) To establish a registered office and have a registered agent in the State of Delaware; and

        (y) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

                The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

                The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

                No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

        Section 4.2 Issuance, Redemption and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio or any assets allocable to the particular Class, with respect to which such Shares are issued.

        Section 4.3 Action by the Trustees. The Board of Trustees or any committee or sub-committee thereof shall act by majority vote of those present at a meeting duly called as set forth in the Bylaws at which a quorum required by the Bylaws is present. Any action that may be taken by the Board of Trustees or any committee or sub-committee thereof by majority vote at a meeting duly called and at which a quorum required by the Bylaws is present, may also be taken by written consent of at least seventy-five percent (75%) of the Trustees or members of the committee or sub-committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee or sub-committee.

Written consents or waivers of the Trustees may be executed in one or more counterparts. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of this Agreement and the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any Trustee or Trustees or committee or sub-committee authority to approve particular matters or take particular actions on behalf of the Trust or any Portfolio.

        Section 4.4 Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

        Section 4.5 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio, or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Portfolios (or Classes), as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

        Section 4.6 Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

        Section 4.7 Independent Trustee. A Trustee who is an "Independent Trustee," as that term is defined in the Delaware Act, shall be deemed to be independent and disinterested for all purposes when making any determinations or taking any action as a Trustee.

                                    ARTICLE V
                  INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                 TRANSFER AGENT

        Section 5.1 Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

                The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

        Section 5.2 Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar service providers.

        Section 5.3 Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

        Section 5.4 Miscellaneous. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE VI
                     SHAREHOLDERS' VOTING POWERS AND MEETING

        Section 6.1 Voting Powers. The Shareholders shall have power to vote only to: (i) elect Trustees, provided that a meeting of Shareholders has been called for that purpose; (ii) remove Trustees, provided that a meeting of Shareholders has been called for that purpose; (iii) approve the termination of the Trust or any Portfolio or Class, provided that the Trustees have called a meeting of the Shareholders for the purpose of approving any such termination, unless, as of the date on which the Trustees have determined to so terminate the Trust or such Portfolio or Class, there are fewer than 100 holders of record of the Trust or of such terminating Portfolio or Class; (iv) approve the sale of all or substantially all the assets of the Trust or any Portfolio or Class, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of statutory trust; (v) approve the merger or consolidation of the Trust or any Portfolio or Class with and into another Company or with and into any Portfolio or Class of the Trust, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of statutory trust, or (B) after giving effect to such merger or consolidation, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or Portfolio or Class thereof, as the case may be; (vi) approve any amendment to this Article VI, Section 6.1; and (vii) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.

                Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.

                On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such affected Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. The vote necessary to approve any such matter shall be set forth in the Bylaws.

        Section 6.2 Additional Voting Powers and Voting Requirements for Certain Actions. Notwithstanding any other provision of this Agreement, the Shareholders shall have power to vote to approve any amendment to Article VIII of this Agreement that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, and any such action shall require the affirmative vote or consent of Shareholders owning at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Shares entitled to vote thereon. In addition, the removal of one or more Trustees by the Shareholders shall require the affirmative vote or consent of Shareholders owning at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Shares entitled to vote thereon.

                The voting requirements set forth in this Section 6.2 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including, without limitation, any separate vote by Portfolio (or Class) that may be required by the 1940 Act or by other applicable law) or by this Agreement.

                                   ARTICLE VII
                          DISTRIBUTIONS AND REDEMPTIONS

        Section 7.1 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees, although the Trustees pursuant to Section 4.1(j) may delegate the authority to set record, declaration, payment and ex-dividend dates, determine the amount of dividends and distributions and pay such dividends and distributions. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

        Section 7.2 Redemptions. Any holder of record of Shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem his Shares, or any portion thereof, subject to such terms and conditions as are set forth in the registration statement of the Trust in effect from time to time. The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Portfolio or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Person in transferring securities selected for delivery as all or part of any payment in kind.

        Section 7.3 Redemption of Shares by Trustees. The Trustees may, at their option, call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Portfolio.

        Section 7.4 Redemption of De Minimis Accounts. If, at any time when a request for transfer or redemption of Shares of any Portfolio is received by the Trust or its agent, the value of the Shares of such Portfolio in a Shareholder's account is less than Five Hundred Dollars ($500.00), or such greater amount as the Trustees in their discretion shall have determined in accordance with Section 4.1(t), after giving effect to such transfer or redemption and upon giving thirty (30) days' notice to the Shareholder, the Trust may cause the remaining Shares of such Portfolio in such Shareholder's account to be redeemed, subject to such terms and conditions as are set forth in the registration statement of the Trust in effect from time to time.

                                  ARTICLE VIII
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

        Section 8.1 Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person for any act, omission or obligation of the Trust or any Trustee or officer of the Trust; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust.

        Section 8.2 Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the Bylaws and other applicable law.

        Section 8.3 Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or allocable to the applicable Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of that Portfolio (or Class).

                                   ARTICLE IX
                                  MISCELLANEOUS

        Section 9.1 Trust Not a Partnership; Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees in their capacity as such shall look only to the assets of the appropriate Portfolio or, until the Trustees shall have established any separate Portfolio, of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust's officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.

                It is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine), electing such classifications on Internal Revenue Form 8832. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

        Section 9.2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII and to Section 9.1, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and Section 9.1, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

        Section 9.3     Termination of Trust or Portfolio or Class.

        (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders, subject to the right of Shareholders, if any, to vote pursuant to Section 6.1. Any Portfolio or Class may be terminated at any time by the Trustees by written notice to the Shareholders of that Portfolio or Class, subject to the right of Shareholders, if any, to vote pursuant to Section 6.1.

        (b) On termination of the Trust or any Portfolio pursuant to paragraph (a) above,

                (1) the Trust or that Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs,

                (2) the Trustees shall (i) proceed to wind up the affairs of the Trust or that Portfolio, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio, (ii) collect its assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (iv) discharge or pay its liabilities, and (v) do all other acts appropriate to liquidate its business, and

                (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio.

        (c)     On termination of any Class pursuant to paragraph (a) above,

                (1) the Trust thereafter shall no longer issue Shares of that Class,

                (2) the Trustees shall do all other acts appropriate to terminate the Class, and

                (3) the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the Proportionate Interest of that Class in the net assets of the Portfolio (after taking into account any Class Expenses or other fees, expenses, or charges allocable thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange or otherwise dispose of such assets of the Portfolio of which that Class is a part as they deem necessary.

        (d) On completion of distribution of the remaining assets pursuant to paragraph (b)(3) above (or the Proportionate Interest of the Class in the net assets of the Portfolio pursuant to paragraph
                (c)(3) above), the Trust or the affected Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be cancelled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

        Section 9.4 Sale of Assets; Merger and Consolidation. Subject to right of Shareholders, if any, to vote pursuant to Section 6.1, the Trustees may cause (i) the Trust or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets to, or be merged into or consolidated with, another Portfolio, statutory trust (or series thereof) or Company (or series thereof), (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another statutory trust (or series thereof) created pursuant to this Section 9.4, (iii) the Shares of any Class to be converted into another Class of the same Portfolio, or (iv) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio (or Class) into beneficial interests in such separate statutory trust or trusts (or series or class thereof).

        Section 9.5 Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

        Section 9.6 Governing Law. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement (A) the provisions of Section 3540 of Title 12 of the Delaware Code or
(B) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate
(i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.

                The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.

        Section 9.7 Amendments. Except as specifically provided in Article VI hereof, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment to this Agreement or to Schedule A, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees, upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

        Section 9.8 Provisions in Conflict with Law. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

        Section 9.9 Shareholders' Right to Inspect Shareholder List. Except as may be permitted by Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended from time to time, no Shareholder shall have the right to obtain from the Trust a list of the Trust's Shareholders; provided, however, that one or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the Outstanding Shares of any Class may present to any officer of the Trust a written request for a list of its Shareholders, stating that they wish to communicate with other Shareholders with a view to requesting in writing that the Trustees call a special meeting of the Shareholders solely for the purpose of removing one or more Trustees. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

        Section 9.10 Information Regarding the Business and Financial Condition and Affairs of the Trust. No Shareholder shall have the right to obtain from the Trust information regarding the business and financial condition of the Trust or other information regarding the affairs of the Trust; provided, however, that the Trust may, in its sole discretion, provide such information to the Shareholders.

                IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 14th day of September, 2005.

                                         /s/ Bob R. Baker
                                         --------------------------------------
                                         Bob R. Baker

                                         /s/ Frank S. Bayley
                                         --------------------------------------
                                         Frank S. Bayley

                                         /s/ James T. Bunch
                                         --------------------------------------
                                         James T. Bunch

                                         /s/ Bruce L. Crockett
                                         --------------------------------------
                                         Bruce L. Crockett

                                         /s/ Albert R. Dowden
                                         --------------------------------------
                                         Albert R. Dowden

                                         /s/ Edward K. Dunn, Jr.
                                         --------------------------------------
                                         Edward K. Dunn, Jr.

                                         /s/ Jack M. Fields
                                         --------------------------------------
                                         Jack M. Fields

                                         /s/ Carl Frischling
                                         --------------------------------------
                                         Carl Frischling

                                         /s/ Robert H. Graham
                                         --------------------------------------
                                         Robert H. Graham

                                         /s/ Gerald J. Lewis
                                         --------------------------------------
                                         Gerald J. Lewis

                                         /s/ Prema Mathai-Davis
                                         --------------------------------------
                                         Prema Mathai-Davis

                                         /s/ Lewis F. Pennock
                                         --------------------------------------
                                         Lewis F. Pennock

                                         /s/ Ruth H. Quigley
                                         --------------------------------------
                                         Ruth H. Quigley

                                         /s/ Larry Soll
                                         --------------------------------------
                                         Larry Soll

                                         /s/ Mark H. Williamson
                                         --------------------------------------
                                         Mark H. Williamson

                                   SCHEDULE A

                                 AIM STOCK FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                               CLASSES OF PORTFOLIO
AIM Dynamics Fund                       Class A Shares
                                        Class B Shares
                                        Class C Shares
                                        Class K Shares
                                        Class R Shares
                                        Institutional Class Shares
                                        Investor Class Shares

AIM Small Company Growth Fund           Class A Shares
                                        Class B Shares
                                        Class C Shares
                                        Class K Shares
                                        Class R Shares
                                        Institutional Class Shares
                                        Investor Class Shares

AIM S&P 500 Index Fund                  Investor Class Shares
                                        Institutional Class Shares

                                       A-1